Exhibit 99.1

Sonus Networks Reports 2016 Fourth Quarter and Full Year Results

$19.2 Million Cash Generated from Operating Activities

Cash and Investments of $126.1 Million at December 31, 2016

For Immediate Release: February 15, 2017

WESTFORD, Mass. — Sonus Networks, Inc. (Nasdaq: SONS), a global leader in secure and intelligent cloud communications, today announced results for the fourth quarter and full year ended December 31, 2016.

“We are pleased with our fiscal 2016 financial results with a solid finish in the fourth quarter,” said Ray Dolan, president and chief executive officer.  “We continue to invest in our strategy to help our customers move to cloud and collaborate with others in the industry to leverage SDN/NFV in an effort to create a more secure and affordable internet.”

Financial Highlights

The following table summarizes the consolidated fourth quarter and full year financial results for fiscal 2016 and 2015 (in millions, except share and per share amounts).

	Quarter Ended		Year Ended
	Dec. 31, 2016	Dec. 31, 2015	Dec. 31, 2016	Dec. 31, 2015
Product Revenue	$37.7	$47.8	$146.4	$141.9
Service Revenue	$29.9	$28.5	$106.2	$107.1
Total Revenue	$67.6	$76.3	$252.6	$249.0
GAAP Gross Margin	67.2%	68.5%	66.4%	64.9%
Non-GAAP Gross Margin(1)	70.0%	71.4%	69.4%	67.8%
GAAP (Loss) Income from Operations as a % of Revenue	(4.0)%	5.3%	(5.4)%	(12.5)%
Non-GAAP Income from Operations as a % of Revenue(1)	7.3%	15.5%	7.2%	0.2%
GAAP (Loss) per share or diluted income per share	$(0.05)	$0.09	$(0.28)	$(0.64)
Non-GAAP diluted income per share or (loss) per share(1)	$0.09	$0.23	$0.33	$(0.02)

•                  Cash and investments were $126.1 million at year end of 2016, compared to $121.0 million at the end of the third quarter of 2016.

(1) Please see the reconciliation of Non-GAAP and GAAP financial measures in the press release appendix.

Technology Highlights

•                  Sonus Cloud Link was introduced for enterprise customers migrating to Microsoft Office 365 Cloud PBX.  Sonus Cloud Link provides a complete solution to enable enterprises to transition from traditional voice deployments to a Microsoft Skype for Business implementation, whether on-premises or in the cloud.

•                  The Sonus SBC 1000, Sonus SBC 2000, Sonus SBC 5000 Series, Sonus SBC 7000 and Sonus SBC SWe received Microsoft Skype for Business certification in 2016.

•                  The Company introduced enhancements to its comprehensive cloud solution with cloud-optimized versions of its PSX and EMS.  The enhanced solution strengthens Sonus’ leadership position in delivering real-time communications for networks migrating to the cloud.

•                  The Sonus SBC 5110, Sonus SBC 5210 and Sonus SBC 7000 achieved United States Federal Security certification.  By being Federal Information Processing Standard (FIPS) 140-2 validated, United States government and other regulated customers can utilize Sonus session border controllers to lower network threat levels of real-time communications and secure their mission-critical communications.

•                  The Company recently introduced the Sonus SBC 5400, the industry’s highest performing mid-range session border controller, designed to address real-time communications challenges with security, interoperability and scalability by delivering unparalleled price for performance compared to competing products.

Management Comments and Outlook

“Looking forward to 2017, we see another year of flat to low single digit revenue growth.  Consolidation remains a key theme for our customers and their suppliers, and this creates further timing uncertainty.  We are comfortable with the current analyst consensus estimates of fiscal 2017 non-GAAP EPS.  Consistent with those estimates, we expect a GAAP loss per share of $0.35 and non-GAAP diluted earnings per share of $0.26(1).  We do, however, expect our financial results to be more heavily weighted to the second half based on current trends we see in the marketplace,” said Dolan.

Dolan continued, “We have averaged over the last eight quarters a book-to-bill ratio of greater than one, and as a result, we entered 2017 with approximately $8 million more in revenue backlog as compared to last year.  The combination of higher backlog and the quality of our funnel supports our annual outlook.  We expect our first half revenue to be approximately $105 million, with approximately $52 million in our first quarter.”

Susan Villare, interim chief financial officer, commented, “In our fourth quarter of 2016, we met or exceeded our October 2016 consolidated guidance for revenue, gross margin and EPS.  Our flagship SBC 7000 and SBC 5000 both performed well, and product revenue from these products grew approximately 9% in fiscal 2016 compared to the prior year.  We generated $19.2 million of cash from operating activities in fiscal 2016 and ended the year with cash and investments at $126.1 million.”

(1) Please see the reconciliation of Non-GAAP and GAAP financial measures in the press release appendix.

Taqua Acquisition Financial Update

Sonus acquired Taqua, LLC, a leading supplier of IP communications systems, applications and services to mobile and fixed operators, on September 26, 2016.  The Company’s revenue and GAAP net loss for the year ended December 31, 2016 included $1.9 million and $4.7 million, respectively, attributable to Taqua since the acquisition date.  The Company had initially recorded $10.0 million of contingent consideration in the third quarter of 2016, but subsequently updated its revenue projections, resulting in a reversal of this amount such that as of December 31, 2016, no incremental contingent consideration was recorded.

Stock Buyback Program

During the fourth quarter of 2016, the Company repurchased a total of 0.4 million shares at a weighted average price of $5.98 per share, for a total of $2.4 million.  Since the inception of the stock buyback program in July 2013, the Company has repurchased a total of 6.6 million shares at an average price of $14.32, for a total of $94.6 million as of December 31, 2016.  As of December 31, 2016, there were 49.0 million shares of the Company’s common stock outstanding.  Under the current stock buyback program, the Company is authorized to repurchase up to an additional $5.4 million of the Company’s common stock.

Conference Call Details

Date: February 15, 2017
Time: 8:30 a.m. (ET)
Dial-in number: 888 221 1785
International Callers: +1 303 223 4368

The Company will offer a live, listen-only webcast of the conference call via the Sonus Networks Investor website at http://investors.sonusnet.com/events.cfm where supporting materials, including a presentation and supplemental financial and operational data, have been posted.

Replay Information

An archived version of the broadcast will be available on the Sonus Networks Investor website shortly after the conclusion of the live event.  A telephone playback of the call will be available following the conference call until February 28, 2017 and can be accessed by calling 800 633 8284 or +1 402 977 9140 for international callers. The reservation number for the replay is 21841447.

Tags

Sonus Networks, Sonus, SONS, 2016 fourth quarter, 2016 earnings, results, IP-based network solutions, SBC, DSC, SWe, SDN, software edition, software SBC, session border controller, session management, SIP trunking, cloud VoIP communications, unified communications, UC, VoIP, IP, media gateway, GSX, NFV

About Sonus Networks

Sonus brings intelligence and security to real-time communications.  By helping the world embrace the next generation of cloud-based SIP and 4G/LTE solutions, Sonus enables and secures latency-sensitive, mission critical traffic for VoIP, video, instant messaging and online collaboration.  With Sonus, enterprises can give priority to real-time communications based on smart business rules while service providers can offer reliable, comprehensive and secure on-demand network services to their customers. With solutions deployed in more than 100 countries and nearly two decades of experience, Sonus offers a complete portfolio of hardware-based and virtualized session border controllers (SBCs), diameter signaling controllers (DSCs), policy/routing servers, network intelligence applications, media and signaling gateways and network analytics tools.  For more information, visit www.sonus.net or call 1-855-GO-SONUS.

Important Information Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, which are subject to a number of risks and uncertainties.  All statements other than statements of historical facts contained in this release, including statements made by our executive officers in the introductory paragraph and the section “Management Comments and Outlook”, statements in the sections “Technology Highlights” and “Taqua Acquisition Financial Update” and statements regarding our future results of operations and financial position, business strategy, strategic position, plans and objectives of management for future operations and plans for future product development and manufacturing are forward-looking statements.  Without limiting the foregoing, the words “anticipates”, “believes”, “could”, “estimates”, “expects”, “expectations”, “intends”, “may”, “plans”, “seeks”, “projects” and other similar language, whether in the negative or affirmative, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions.  Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict.  Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to, the timing of customer purchasing decisions and our recognition of revenues; economic conditions; our ability to recruit and retain key personnel; difficulties supporting our strategic focus on channel sales; difficulties retaining and expanding our customer base; difficulties leveraging market opportunities; the impact of restructuring and cost-containment activities; our ability to realize benefits from the acquisitions that we have completed; the effects of disruption from the acquisitions that we have completed, making it more difficult to maintain relationships with employees, customers, business partners or government entities; the success implementing the integration strategies with respect to the acquisitions that we have completed; litigation; actions taken by significant stockholders; difficulties providing solutions that meet the needs of customers; market acceptance of our products and services; rapid technological and market change; our ability to protect our intellectual property rights; our ability to maintain partner, reseller, distribution and vendor support and supply relationships; higher risks in international operations and markets; the impact of increased competition; currency fluctuations; changes in the market price of our common stock; and/or failure or circumvention of our controls and procedures.  These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.  We therefore caution you against relying on any of these forward-looking statements.  Important factors that could cause actual results to differ materially from those in these forward-looking statements are discussed in Part I, Item 2 “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, Part I, Item 3 “Quantitative and Qualitative Disclosures About Market Risk” and Part II, Item 1A “Risk Factors” in the Company’s most recent Quarterly Report on Form 10-Q.  Any forward-looking statement made by us in this release speaks only as of the date of this release.  Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them.  We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Sonus is a registered trademark of Sonus Networks, Inc.  All other Company and product names may be trademarks of the respective companies with which they are associated.

Discussion of Non-GAAP Financial Measures

Sonus management uses several different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of the business, making operating decisions, planning and forecasting future periods, and determining payments under compensation programs.  Our annual financial plan is prepared both on a GAAP and non-GAAP basis, and the non-GAAP annual financial plan is approved by our board of directors.  Continuous budgeting and forecasting for revenue and expenses are conducted on a non-GAAP basis (in addition to GAAP) and actual results on a non-GAAP basis are assessed against the annual financial plan.  We consider the use of non-GAAP financial measures helpful in assessing the core performance of our continuing operations and liquidity, and when planning and forecasting future periods.  By continuing operations, we mean the ongoing results of the business excluding certain expenses and credits, including, but not limited to: stock-based compensation, amortization of intangible assets, depreciation expense for an abandoned facility, patent litigation settlement costs, acquisition-related expense, restructuring, adjustments to the Company’s deferred tax asset related to net operating loss carryforwards and certain gains and losses included in other income (expense).  We consider the use of non-GAAP earnings (loss) per share helpful in assessing the performance of the continuing operations of our business.  While our management uses non-GAAP financial measures as a tool to enhance their understanding of certain aspects of our financial performance, our management does not consider these measures to be a substitute for, or superior to, GAAP measures.  In addition, our presentations of these measures may not be comparable to similarly titled measures used by other companies.  These non-GAAP financial measures should not be considered alternatives for, or in isolation from, the financial information prepared and presented in accordance with GAAP.

Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool.  In particular, many of the adjustments to Sonus’ financial measures reflect the exclusion of items that are recurring and will be reflected in our financial results for the foreseeable future.

Stock-based compensation is different from other forms of compensation, as it is a non-cash expense.  For example, a cash salary generally has a fixed and unvarying cash cost.  In contrast, the expense associated with an equity-based award is generally unrelated to the amount of cash ultimately received by the employee, and the cost to us is based on a stock-based compensation valuation methodology and underlying assumptions that may vary over time.  We believe that excluding non-cash stock-based compensation expense from our operating results facilitates the comparison of our financial statements to our historical operating results and to other companies in our industry.

We exclude the amortization of acquired intangible assets from non-GAAP expense and income measures.  These amortization amounts are inconsistent in frequency and amount and are significantly impacted by the timing and size of acquisitions.  Although we exclude amortization of acquired intangible assets from our non-GAAP expenses, we believe that it is important for investors to understand that intangible assets contribute to revenue generation.  We believe that excluding the non-cash amortization of intangible assets facilitates the comparison of our financial results to our historical operating results and to other companies in our industry as if the acquired intangible assets had been developed internally rather than acquired.

During the second quarter of 2015, we reached an agreement with the landlord of one of our previously restructured facilities to vacate the facility without penalty or future payments.  As a result, we were able to vacate the facility earlier than originally planned.  In connection with this settlement, we recorded incremental depreciation expense to account for the change in estimated life of the fixed assets related to this facility.  We believe that excluding this incremental depreciation expense facilitates the comparison of our financial results to our historical operating results and to other companies in our industry, as such incremental depreciation expense is not related to our ongoing operations or our core business activities.

In June 2016, we recorded $0.6 million of patent litigation settlement costs.  This amount is included as a component of General and administrative expense; however, we believe that such patent litigation settlement costs are not part of our core business or ongoing operations.  Accordingly, we believe that excluding this patent litigation settlement expense facilitates the comparison of our financial results to our historical operating results and to other companies in our industry.

We consider certain transition, integration and other acquisition-related costs to be unpredictable and dependent on a significant number of factors that may be outside of our control.  We do not consider these acquisition-related costs to be related to the continuing operations of the acquired business or the Company.  In addition, the size, complexity and/or volume of an acquisition, which often drives the magnitude of acquisition-related costs, may not be indicative of such future costs.  We believe that excluding acquisition-related costs facilitates the comparison of our financial results to our historical operating results and to other companies in our industry.

We have recorded restructuring expense to streamline operations and reduce operating costs by closing and consolidating certain facilities and reducing our worldwide workforce.  Additionally, as previously announced, we expect to record restructuring expense in connection with new restructuring initiatives over the next twelve months.  We review our restructuring accruals regularly and record adjustments (both expense and credits) to these estimates as required.  We believe that excluding restructuring expense and credits facilitates the comparison of our financial results to our historical operating results and to other companies in our industry, as there are no future revenue streams or other benefits associated with these costs.

We anticipate that we will reverse $0.8 million of deferred tax assets related to net operating loss carryforwards for our subsidiary in Canada based on positive earnings evidence in the subsidiary over a consecutive three-year period.  This adjustment will result in an income tax credit and reduce our provision in the reversal period.  We believe that such adjustments are not part of our core business or ongoing operations.  Accordingly, we believe that excluding the income tax credit arising from the reversal of the deferred tax assets facilitates the comparison of our financial results to our historical results and to other companies in our industry.

In July 2016, we sold the NET domain name to a third party and recognized a gain, net of commission and fees, of $0.8 million, and in December 2016 we sold a block of IP addresses that we had acquired in connection with our acquisition of Performance Technologies, Incorporated and recognized a gain, net of commission and fees, of $0.5 million.  In October 2015, we sold the PT domain name and recognized a gain, net of commission and fees, of $0.9 million.  These amounts are included as components of Other Income, net in the respective fiscal years.  We believe that such gains are not part of our core business or ongoing operations.  Accordingly, we believe that excluding the other income arising from this sale facilitates the comparison of our financial results to our historical results and to other companies in our industry.

We believe that providing non-GAAP information to investors, in addition to the GAAP presentation, will allow investors to view the financial results in the way management views the operating results.  We further believe that providing this information helps investors to better understand our financial performance and evaluate the efficacy of the methodology and information used by our management to evaluate and measure such performance.

For more information

Sara Leggat

(978) 614-8841

sleggat@sonusnet.com

SONUS NETWORKS, INC.

Condensed Consolidated Statements of Operations

(in thousands, except percentages and per share amounts)

(unaudited)

	Three months ended
	December 31,	September 30,	December 31,
	2016	2016	2015
Revenue:
Product	$37,662	$38,601	$47,776
Service	29,910	26,410	28,550
Total revenue	67,572	65,011	76,326

Cost of revenue:
Product	12,137	12,285	14,385
Service	10,041	9,140	9,640
Total cost of revenue	22,178	21,425	24,025

Gross profit	45,394	43,586	52,301

Gross margin:
Product	67.8%	68.2%	69.9%
Service	66.4%	65.4%	66.2%
Total gross margin	67.2%	67.0%	68.5%

Operating expenses:
Research and development	19,836	18,230	19,266
Sales and marketing	17,649	18,103	19,029
General and administrative	9,292	8,998	9,104
Acquisition-related	201	951	—
Restructuring	1,120	1,620	842
Total operating expenses	48,098	47,902	48,241

Income (loss) from operations	(2,704)	(4,316)	4,060
Interest income, net	179	209	117
Other income, net	508	803	939

Income (loss) before income taxes	(2,017)	(3,304)	5,116
Income tax provision	(614)	(427)	(413)

Net income (loss)	$(2,631)	$(3,731)	$4,703

Income (loss) per share:
Basic	$(0.05)	$(0.08)	$0.09
Diluted	$(0.05)	$(0.08)	$0.09

Shares used to compute income (loss) per share:
Basic	49,232	49,402	49,685
Diluted	49,232	49,402	49,906

SONUS NETWORKS, INC.

Condensed Consolidated Statements of Operations

(in thousands, except percentages and per share amounts)

(unaudited)

	Year ended
	December 31,	December 31,
	2016	2015
Revenue:
Product	$146,381	$141,913
Service	106,210	107,121
Total revenue	252,591	249,034

Cost of revenue:
Product	47,367	50,460
Service	37,613	36,917
Total cost of revenue	84,980	87,377

Gross profit	167,611	161,657

Gross margin:
Product	67.6%	64.4%
Service	64.6%	65.5%
Total gross margin	66.4%	64.9%

Operating expenses:
Research and development	72,841	77,908
Sales and marketing	68,539	72,841
General and administrative	35,948	39,846
Acquisition-related	1,152	131
Restructuring	2,740	2,148
Total operating expenses	181,220	192,874

Loss from operations	(13,609)	(31,217)
Interest income, net	769	207
Other income, net	1,424	1,122

Loss before income taxes	(11,416)	(29,888)
Income tax provision	(2,516)	(2,007)

Net loss	$(13,932)	$(31,895)

Loss per share:
Basic	$(0.28)	$(0.64)
Diluted	$(0.28)	$(0.64)

Shares used to compute loss per share:
Basic	49,385	49,560
Diluted	49,385	49,560

SONUS NETWORKS, INC.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	December 31,	December 31,
	2016	2015
Assets
Current assets
Cash and cash equivalents	$31,923	$50,111
Short-term investments	61,836	58,533
Accounts receivable, net	53,862	51,533
Inventory	18,283	23,111
Other current assets	12,010	11,853
Total current assets	177,914	195,141

Property and equipment, net	11,741	13,620
Intangible assets, net	30,197	26,087
Goodwill	49,393	40,310
Investments	32,371	33,605
Deferred income taxes	1,542	1,879
Other assets	4,901	2,249
	$308,059	$312,891

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$6,525	$5,949
Accrued expenses	25,886	31,963
Current portion of deferred revenue	43,504	38,716
Current portion of long-term liabilities	1,154	821
Total current liabilities	77,069	77,449

Deferred revenue	7,188	7,374
Deferred income taxes	3,047	2,282
Other long-term liabilities	1,633	2,760
Total liabilities	88,937	89,865

Commitments and contingencies

Stockholders equity
Common stock	49	49
Additional paid-in capital	1,250,744	1,240,803
Accumulated deficit	(1,037,174)	(1,023,242)
Accumulated other comprehensive income	5,503	5,416
Total stockholders’ equity	219,122	223,026
	$308,059	$312,891

SONUS NETWORKS, INC.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Year ended
	December 31,	December 31,
	2016	2015
Cash flows from operating activities:
Net loss	$(13,932)	$(31,895)
Adjustments to reconcile net loss to cash flows provided by operating activities:
Depreciation and amortization of property and equipment	7,970	11,961
Amortization of intangible assets	7,500	7,107
Stock-based compensation	19,768	21,699
Loss on disposal of property and equipment	33	112
Gains on sales of domain names and IP address blocks	(1,298)	(896)
Deferred income taxes	1,088	752
Changes in operating assets and liabilities:
Accounts receivable	(851)	11,369
Inventory	4,858	(1,001)
Other operating assets	506	4,915
Accounts payable	(821)	(1,257)
Accrued expenses and other long-term liabilities	(7,778)	(4,134)
Deferred revenue	2,149	1,137
Net cash provided by operating activities	19,192	19,869

Cash flows from investing activities:
Purchases of property and equipment	(4,626)	(7,792)
Business acquisitions, net of cash acquired	(20,669)	(10,897)
Purchases of marketable securities	(78,528)	(54,772)
Sale/maturities of marketable securities	75,178	67,980
Cash proceeds from sales of domain names and IP address blocks	1,298	896
Net cash used in investing activities	(27,347)	(4,585)

Cash flows from financing activities:
Proceeds from sale of common stock in connection with employee stock purchase plan	1,360	2,378
Proceeds from exercise of stock options	153	1,757
Payment of tax withholding obligations related to net share settlements of restricted stock awards	(1,810)	(2,344)
Repurchase of common stock	(9,530)	(7,917)
Principal payments of capital lease obligations	(43)	(76)
Net cash used in financing activities	(9,870)	(6,202)

Effect of exchange rate changes on cash and cash equivalents	(163)	(128)

Net (decrease) increase in cash and cash equivalents	(18,188)	8,954
Cash and cash equivalents, beginning of year	50,111	41,157
Cash and cash equivalents, end of year	$31,923	$50,111

SONUS NETWORKS, INC.

Supplemental Information

(In thousands)

(unaudited)

The following tables provide the details of stock-based compensation, amortization of intangible assets, and gains on the sales of domain names and IP address blocks included in the Company’s Statements of Operations and the line items in which these amounts are reported.

	Three months ended
	December 31,	September 30,	December 31,
	2016	2016	2015
Stock-based compensation
Cost of revenue - product	$100	$95	$79
Cost of revenue - service	329	331	369
Cost of revenue	429	426	448

Research and development expense	1,327	1,298	1,287
Sales and marketing expense	917	3,048	1,273
General and administrative expense	1,631	1,636	1,789
Operating expense	3,875	5,982	4,349

Total stock-based compensation	$4,304	$6,408	$4,797

Amortization of intangible assets
Cost of revenue - product	$1,501	$1,455	$1,717

Sales and marketing expense	506	319	415
Operating expense	506	319	415

Total amortization of intangible assets	$2,007	$1,774	$2,132

Gains on sales of domain names and IP address blocks
Other income, net	$498	$800	$896

SONUS NETWORKS, INC.

Supplemental Information

(In thousands)

(unaudited)

The following tables provide the details of stock-based compensation, amortization of intangible assets, depreciation expense related to an abandoned facility, patent litigation settlement expense and gains on the sales of domain names and IP address blocks included in the Company’s Consolidated Statements of Operations and the line items in which these amounts are reported.

	Year ended
	December 31,	December 31,
	2016	2015
Stock-based compensation
Cost of revenue - product	$359	$317
Cost of revenue - service	1,314	1,524
Cost of revenue	1,673	1,841

Research and development expense	5,014	5,439
Sales and marketing expense	6,209	5,423
General and administrative expense	6,872	8,996
Operating expense	18,095	19,858

Total stock-based compensation	$19,768	$21,699

Amortization of intangible assets
Cost of revenue - product	$6,038	$5,384

Sales and marketing expense	1,462	1,723
Operating expense	1,462	1,723

Total amortization of intangible assets	$7,500	$7,107

Depreciation expense for abandoned facility
Research and development expense	$—	$646

Patent litigation settlement expense
General and administrative expense	$605	$—

Gains on sales of domain names and IP address blocks
Other income, net	$1,298	$896

SONUS NETWORKS, INC.

Reconciliation of Non-GAAP and GAAP Financial Measures - Historical

(in thousands, except percentages and per share amounts)

(unaudited)

	Three months ended
	December 31,	September 30,	December 31,
	2016	2016	2015

GAAP gross margin - product	67.8%	68.2%	69.9%
Stock-based compensation expense	0.3%	0.2%	0.2%
Amortization of intangible assets	3.9%	3.8%	3.5%
Non-GAAP gross margin - product	72.0%	72.2%	73.6%

GAAP gross margin - service	66.4%	65.4%	66.2%
Stock-based compensation expense	1.1%	1.2%	1.3%
Non-GAAP gross margin - service	67.5%	66.6%	67.5%

GAAP total gross margin	67.2%	67.0%	68.5%
Stock-based compensation expense	0.6%	0.7%	0.6%
Amortization of intangible assets	2.2%	2.2%	2.3%
Non-GAAP total gross margin	70.0%	69.9%	71.4%

GAAP total gross profit	$45,394	$43,586	$52,301
Stock-based compensation expense	429	426	448
Amortization of intangible assets	1,501	1,455	1,717
Non-GAAP total gross profit	$47,324	$45,467	$54,466

GAAP research and development expense	$19,836	$18,230	$19,266
Stock-based compensation expense	(1,327)	(1,298)	(1,287)
Depreciation expense for abandoned facility	—	—	—
Non-GAAP research and development expense	$18,509	$16,932	$17,979

GAAP sales and marketing expense	$17,649	$18,103	$19,029
Stock-based compensation expense	(917)	(3,048)	(1,273)
Amortization of intangible assets	(506)	(319)	(415)
Non-GAAP sales and marketing expense	$16,226	$14,736	$17,341

GAAP general and administrative expense	$9,292	$8,998	$9,104
Stock-based compensation expense	(1,631)	(1,636)	(1,789)
Patent litigation settlement expense	—	—	—
Non-GAAP general and administrative expense	$7,661	$7,362	$7,315

GAAP operating expenses	$48,098	$47,902	$48,241
Stock-based compensation expense	(3,875)	(5,982)	(4,349)
Amortization of intangible assets	(506)	(319)	(415)
Acquisition-related expense	(201)	(951)	—
Restructuring	(1,120)	(1,620)	(842)
Non-GAAP operating expenses	$42,396	$39,030	$42,635

GAAP income (loss) from operations	$(2,704)	$(4,316)	$4,060
Stock-based compensation expense	4,304	6,408	4,797
Amortization of intangible assets	2,007	1,774	2,132
Acquisition-related expense	201	951	—
Restructuring	1,120	1,620	842
Non-GAAP income from operations	$4,928	$6,437	$11,831

GAAP income (loss) from operations as a percentage of revenue	-4.0%	-6.6%	5.3%
Stock-based compensation expense	6.3%	9.8%	6.3%
Amortization of intangible assets	3.0%	2.7%	2.8%
Acquisition-related expense	0.3%	1.5%	0.0%
Restructuring	1.7%	2.5%	1.1%
Non-GAAP income from operations as a percentage of revenue	7.3%	9.9%	15.5%

GAAP net income (loss)	$(2,631)	$(3,731)	$4,703
Stock-based compensation expense	4,304	6,408	4,797
Amortization of intangible assets	2,007	1,774	2,132
Acquisition-related expense	201	951	—
Restructuring	1,120	1,620	842
Gains on sales of domain names and IP address blocks	(498)	(800)	(896)
Non-GAAP net income	$4,503	$6,222	$11,578

Diluted earnings per share or (loss) per share
GAAP loss per share	$(0.05)	$(0.08)	$0.09
Stock-based compensation expense	0.09	0.13	0.10
Amortization of intangible assets	0.04	0.04	0.04
Acquisition-related expense	*	0.02	—
Restructuring	0.02	0.03	0.02
Gains on sales of domain names and IP address blocks	(0.01)	(0.02)	(0.02)
Non-GAAP diluted earnings per share	$0.09	$0.12	$0.23

Shares used to compute diluted earnings per share or (loss) per share
GAAP shares used to compute diluted earnings per share or (loss) per share	49,232	49,402	49,906
Non-GAAP shares used to compute diluted earnings per share	49,522	49,877	49,906

* Less than 0.1% impact on gross margin

SONUS NETWORKS, INC.

Reconciliation of Non-GAAP and GAAP Financial Measures - Historical

(in thousands, except percentages and per share amounts)

(unaudited)

	Year ended
	December 31,	December 31,
	2016	2015

GAAP gross margin - product	67.6%	64.4%
Stock-based compensation expense	0.2%	0.2%
Amortization of intangible assets	4.2%	3.9%
Non-GAAP gross margin - product	72.0%	68.5%

GAAP gross margin - service	64.6%	65.5%
Stock-based compensation expense	1.2%	1.5%
Non-GAAP gross margin - service	65.8%	67.0%

GAAP total gross margin	66.4%	64.9%
Stock-based compensation expense	0.7%	0.7%
Amortization of intangible assets	2.3%	2.2%
Non-GAAP total gross margin	69.4%	67.8%

GAAP total gross profit	$167,611	$161,657
Stock-based compensation expense	1,673	1,841
Amortization of intangible assets	6,038	5,384
Non-GAAP total gross profit	$175,322	$168,882

GAAP research and development expense	$72,841	$77,908
Stock-based compensation expense	(5,014)	(5,439)
Depreciation expense for abandoned facility	—	(646)
Non-GAAP research and development expense	$67,827	$71,823

GAAP sales and marketing expense	$68,539	$72,841
Stock-based compensation expense	(6,209)	(5,423)
Amortization of intangible assets	(1,462)	(1,723)
Non-GAAP sales and marketing expense	$60,868	$65,695

GAAP general and administrative expense	$35,948	$39,846
Stock-based compensation expense	(6,872)	(8,996)
Patent litigation settlement expense	(605)	—
Non-GAAP general and administrative expense	$28,471	$30,850

GAAP operating expenses	$181,220	$192,874
Stock-based compensation expense	(18,095)	(19,858)
Amortization of intangible assets	(1,462)	(1,723)
Depreciation expense for abandoned facility	—	(646)
Patent litigation settlement expense	(605)	—
Acquisition-related expense	(1,152)	(131)
Restructuring	(2,740)	(2,148)
Non-GAAP operating expenses	$157,166	$168,368

GAAP loss from operations	$(13,609)	$(31,217)
Stock-based compensation expense	19,768	21,699
Amortization of intangible assets	7,500	7,107
Depreciation expense for abandoned facility	—	646
Patent litigation settlement expense	605	—
Acquisition-related expense	1,152	131
Restructuring	2,740	2,148
Non-GAAP income from operations	$18,156	$514

GAAP loss from operations as a percentage of revenue	-5.4%	-12.5%
Stock-based compensation expense	7.8%	8.5%
Amortization of intangible assets	3.0%	2.9%
Depreciation expense for abandoned facility	0.0%	0.3%
Patent litigation settlement expense	0.2%	0.0%
Acquisition-related expense	0.5%	0.1%
Restructuring	1.1%	0.9%
Non-GAAP income from operations as a percentage of revenue	7.2%	0.2%

GAAP net loss	$(13,932)	$(31,895)
Stock-based compensation expense	19,768	21,699
Amortization of intangible assets	7,500	7,107
Depreciation expense for abandoned facility	—	646
Patent litigation settlement expense	605	—
Acquisition-related expense	1,152	131
Restructuring	2,740	2,148
Gains on sales of domain names and IP address blocks	(1,298)	(896)
Non-GAAP net income (loss)	$16,535	$(1,060)

Diluted earnings per share or (loss) per share
GAAP loss per share	$(0.28)	$(0.64)
Stock-based compensation expense	0.40	0.45
Amortization of intangible assets	0.15	0.14
Depreciation expense for abandoned facility	—	0.01
Patent litigation settlement expense	0.01	—
Acquisition-related expense	0.02	*
Restructuring	0.06	0.04
Gains on sales of domain names and IP address blocks	(0.03)	(0.02)
Non-GAAP diluted earnings (loss) per share	$0.33	$(0.02)

Shares used to compute diluted earnings per share or (loss) per share
GAAP shares used to compute loss per share	49,385	49,560
Non-GAAP shares used to compute diluted earnings per share or (loss) per share	49,743	49,560

* Less than $0.01 impact on loss per share

SONUS NETWORKS, INC.

Reconciliation of Non-GAAP and GAAP Financial Measures

Outlook and Analyst Consensus - FY 2017

(unaudited)

Year ending
December 31, 2017

Income (loss) per share
GAAP loss per share	$(0.35)
Stock-based compensation expense	0.38
Amortization of intangible assets	0.19
Restructuring	0.06
Deferred tax asset adjustment	(0.02)
Non-GAAP analyst consensus	$0.26